Exhibit 10.10

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 21, 2023, is by and between Digital Health Acquisition Corp, a Delaware corporation (the “Company”), and [________], [________] (“[____]”).

RECITALS

A.                The Company and [____] are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.                 The Company has authorized a series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, par value $0.0001 per share, the terms of which are set forth in the certificate of designation for such series of Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series A Preferred Stock”), which Series A Preferred Stock shall be convertible into shares of Common Stock (such shares of Common Stock issuable pursuant to the terms of the Certificate of Designations, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

C.                 [____] has previously lent the Company an aggregate of $_________ (the “Loan Amount”) further to a series of promissory notes (the “Notes”), such Loan Amount to be payable to [____] on completion of an initial business combination as described in this prospectus for the Company’s initial public offering (the “Business Combination”).

D.                Upon the closing of the Business Combination, [____] wishes to convert the entire Loan Amount into shares of Series A Preferred Stock (the “Shares”), and the Company wishes to sell [____] such Shares at said closing, upon the terms and conditions stated in this Agreement.

E.                 The Shares and the Conversion Shares are collectively referred to herein as the “Securities.”

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.0              Basic Terms of Purchase and Sale.

1.1              Purchase and Sale of Series A Preferred Stock.

(a)              Subject to the terms and conditions of this Agreement, on the closing of the Business Combination, [____] agrees to purchase from the Company, and the Company agrees to sell and issue to [____], ______ Shares at $1,000 per Share. To facilitate the issuance of shares in accordance with the provisions of this Agreement, the Company may round the number of Shares allocated to [____] up to the nearest whole number. The Company acknowledges that the Loan Amount shall be the only amounts that will be payable in full satisfaction of the purchase price for the Shares.

(b)             As soon as practicable after the date of issuance of the Shares, the Company shall deliver to [____] a certificate representing _______ Shares against delivery to the Company by [____] of evidence of the cancellation of all amounts owing under the Notes.

2.0              Representations and Warranties.

2.1              Representations and Warranties of the Company. The Company hereby represents and warrants to [____] as follows:

(a)               Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b)              Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Shares, has been or shall be taken prior to the Closing, and this Agreement, when executed and delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights. The Company has all requisite legal and corporate power to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform its obligations hereunder.

(c)               Valid Issuance of the Shares. The Shares to be purchased by [____] hereunder (and the common stock issuable upon conversion of the Shares) will, upon issuance pursuant to the terms hereof (or upon conversion of the Shares), be duly and validly issued, fully paid and nonassessable and will be free from any liens or encumbrances created by the Company (except as provided in this Agreement with respect to federal and applicable state securities laws). Based in part upon the representations of [____] in Section 3 of this Agreement, the Shares (and the common stock issuable upon conversion of the Shares), when issued and delivered pursuant to this Agreement, will be issued in compliance with federal and all applicable state securities laws. Subject in part to the truth and accuracy of [____]’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

3.0              Representations and Warranties of [____]

[____] hereby represents and warrants to the Company as follows:

3.1              Authorization. When executed and delivered by [____], this Agreement will constitute the valid and legally binding obligation of [____], enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights.

3.2              Purchase Entirely for Own Account. [____] is acquiring the Shares hereunder for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” of all or any portion thereof within the meaning of the 1933 Act.

3.3              Disclosure of Information. [____] believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase Shares hereunder. [____] further represents that it has had an opportunity to ask questions and receive answers from the Company regarding its business and prospects.

3.4              Experience. [____] is experienced in evaluating and investing in companies such as the Company. [____] understands that the investment to be made in connection with the acquisition of Shares hereunder is speculative and involves significant risk. [____] has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price. [____] is an “accredited investor” as that term is defined within Regulation D promulgated under the 1933 Act.

3.5              Restricted Securities. [____] understands that the Shares being purchased hereunder (and the common stock issuable upon conversion thereof) are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, [____] represents that it is familiar with Rule 144 promulgated by the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

3.6              Further Limitations on Disposition. [____] irrevocably agrees with the Company that until that date which is 12 months form the date of issuance of the Shares (such period, the “Restriction Period”), [____] will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by [____]), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Shares or any shares of common stock of the Company issuable upon conversion of the Shares. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this Agreement. Without in any way limiting the representations set forth above, [____] further agrees not to make any disposition of all or any portion of the Shares being purchased hereunder (or of the common stock issuable upon conversion of the Shares) except in compliance with applicable state securities laws and unless:

(a)               there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)               such disposition involves: (i) a transfer not involving a change in beneficial ownership; (ii) a transfer in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule; (iii) transfers by any holder who is an individual to a trust for the benefit of such holder or his family; or (iv) transfers by gift, will or intestate succession to the spouse, lineal descendants or ancestors of any holder or spouse of a holder; or

(c)              [____] shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, [____] shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act and will be in compliance with applicable state securities laws.

3.7 Legends. [____] understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

4.0              Miscellaneous Provisions.

4.1              Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

4.2             Notices. All notices, consents or demands of any kind which any party to this Agreement may be required or may desire to serve on any other party hereto in connection with this Agreement shall be in writing and shall be delivered by personal service or overnight courier, by telex or facsimile transfer, or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed: (a) if to the Company, at its address set forth on the signature page hereof; or (b) if to [____], at [____]’s address as set forth on the signature page below. Service of any such notice or demand so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the fourth (4th) business day after the date of mailing, whichever is earlier in time. Any party hereto may from time to time by notice in writing served upon the others as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

4.3              Severability. The provisions of this Agreement are severable. The invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be so declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

4.4              Counterparts. This Agreement may be executed in separate counterparts or by facsimile, each of which shall be deemed an original, and when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties hereto had executed one and the same instrument.

4.5              Waiver. No waiver shall be effective unless in a writing signed by the person charged with making such waiver. Any waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall not be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless it so provides by its terms.

4.6               Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their agreement and constitutes and embodies their entire agreement and understanding with regard to its subject matter and is a complete and exclusive statement of the terms and conditions thereof, and shall supersede, merge and void any and all prior correspondence, conversations, negotiations, agreements or understandings relating to such subject matter.

4.7               Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules or provisions.

4.8               Binding on Successors and Assigns. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the executors, administrators, successors and permitted assigns of the parties hereto.

4.9              Survival. The respective representations and warranties given by the Company and [____], as contained herein and in any certificates to be delivered at any Closing, shall survive such Closing Date without regard to any investigation made by any party. All statements as to factual matters contained in any certificates, exhibits or other instruments delivered by or on behalf of any party pursuant to the terms hereto or in connection with the transactions contemplated hereby shall be deemed, for all purposes, to constitute representations and warranties by such party under the terms of this Agreement given as of the date of such certificate or instrument.

4.10            Finder’s Fees. Each party represents that it is not and will not be obligated for any finder’s fee or commission in connection with this transaction. [____] hereby agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such [____] or any of its agents or representatives is responsible.

4.11            Amendment. This Agreement shall be amended only upon the written consent of the Company and [____] (or their permitted assignees to whom [____] has expressly assigned their rights under this Agreement). Any party hereto may, as to itself, by a writing signed by an authorized representative of such party: (a) extend the time for the performance of any of the obligations of another party; (b) waive any inaccuracies in representations and warranties made by another party contained in this Agreement or in any documents delivered pursuant hereto; (c) waive compliance by another party with any of the covenants contained in this Agreement or the performance of any obligations of such other party; or (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement.

4.12            Confidentiality. [____] shall hold in confidence and not disclose to any third party any nonpublic information concerning the Company obtained either in the course of the negotiation and delivery of this Agreement and the agreements referred to herein or after the date hereof; provided, however, that [____] may make disclosure thereof to their respective professional advisors, as is required by any governmental authority or representative thereof, or pursuant to legal process or in exercising their remedies hereunder, and shall require, to the extent permitted by applicable law, any such third party to whom disclosure is made to agree to comply with this Section 4.12.

4.13             Expenses. Each of the Company and [____] shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

Digital Health Acquisition Corp.

By:
Name:	Daniel Sullivan
Title:	Chief Financial Officer
Address:

[___________]

By:
Name:
Title:
Address:

EXHIBIT A

CERTIFICATE OF DESIGNATIONS